Exhibit 99.1

ELECTRONIC ARTS REPORTS Q2 FY11 FINANCIAL RESULTS

Reports Q2 Non-GAAP Revenue and EPS Ahead of Expectations

Reaffirms Full-Year Non-GAAP EPS and Net Revenue Guidance

FIFA 11 Scores With 8.0 Million Units Sold In

Need For Speed Hot Pursuit with Autolog, Ships November 16

REDWOOD CITY, CA – November 2, 2010 – Electronic Arts Inc. (NASDAQ: ERTS) today announced preliminary financial results for its second fiscal quarter ended September 30, 2010.

“We had another strong quarter, beating expectations both top and bottom line,” said John Riccitiello, Chief Executive Officer. “We credit our results to blockbusters like FIFA 11 and to innovative digital offerings like The Sims 3 Ambitions and Madden NFL 11 on the iPad.”

“EA reaffirms its FY11 non-GAAP guidance,” said Eric Brown, Chief Financial Officer. “EA is the world’s #1 publisher calendar year-to-date and our portfolio is focused on high-growth platforms – high definition consoles, PC and mobile.”

Selected Quarterly Operating Highlights and Metrics:

¡	EA is the #1 publisher on high-definition consoles with 25% segment share calendar year-to date, two points higher than the same period a year ago.
¡

In North America and Europe, the high-definition console software market is growing strongly with the combined PlayStation®3 and Xbox 360® segments up 23% calendar year-to-date. The PlayStation 3 software market is up 36% calendar year-to-date.

¡	EA is the #1 PC publisher with 27% segment share at retail calendar year-to-date and strong growth in digital downloads of full-game software.
¡	For the quarter, EA had six of the top 20 selling games in Western markets with FIFA 11, Madden NFL 11, NCAA® Football 11, NHL®11, Battlefield: Bad Company™ 2 and FIFA 10.
¡	FIFA 11 was the #1 title in Europe in the second quarter, and life to date, the FIFA franchise has sold over 100 million units worldwide.
¡	EA was the #1 publisher across all platforms on the Apple® App Store in the quarter.
¡

At GamesCom, EA won more nominations (10) and awards (five) than any other publisher. Winners included: Crysis™ 2 for Best PC Game; Dead Space™ 2 for Best Survival Game; Rock Band™ 3 for Best Music Game (with MTV/Harmonix); Star Wars®: The Old Republic™ for Best MMO Game; and FIFA 11 for Best of GamesCom.

¡

On October 19, 2010, EA acquired Chillingo, a publisher of top iOS titles including Cut the Rope and Angry Birds. Chillingo extends EA’s App Store leadership and adds an open social gaming platform to EAi’s publishing capabilities.

¡	Medal of Honor™ is off to a strong start, selling-thru 2 million units in just two weeks in October.

Q2 FY11 Financial Highlights:

Non-GAAP net revenue of $884 million exceeded guidance of $775 million to $825 million. Non-GAAP EPS of $0.10 exceeded guidance of ($0.15) to ($0.10). As expected, non-GAAP net revenue in Q2 fiscal 11 was lower compared to Q2 fiscal 10 due to lower distribution revenues and a reduced title slate, which went from nine major titles in Q2 fiscal 10 to seven in Q2 fiscal 11. This was partially offset by digital revenue growth.

(in millions of $ except per share amounts)	Quarter Ended 9/30/10	Quarter Ended 9/30/09
Net Digital Revenue	$161	$128
Net Publishing Packaged Goods and Other Revenue	441	425
Net Distribution Packaged Goods Revenue	29	235

GAAP Total Net Revenue	631	788

Non-GAAP Net Digital Revenue	$166	$138
Non-GAAP Net Publishing Packaged Goods and Other Revenue	689	774
Non-GAAP Net Distribution Packaged Goods Revenue	29	235

Non-GAAP Total Net Revenue	884	1,147

GAAP Net Loss	(201)	(391)
Non-GAAP Net Income	32	19
GAAP Diluted Loss Per Share	(0.61)	(1.21)
Non-GAAP Diluted Earnings Per Share	0.10	0.06

Cash Flow from Operations	(134)	6

Trailing Twelve Month (TTM) Financial Highlights:
(in millions of $ except per share data)	Year Ended 9/30/10	Year Ended 9/30/09
GAAP Net Revenue	$3,668	$3,946
GAAP Net Loss	(157)	(1,308)
GAAP Diluted Loss Per Share	(0.48)	(4.06)

Non-GAAP Net Revenue	3,619	4,314
Non-GAAP Net Income	86	72
Non-GAAP Diluted Earnings Per Share	0.26	0.23

Cash Flow from Operations	192	105

Q2 FY11 Digital Metrics:
(in millions)	Quarter Ended 9/30/10	Quarter Ended 9/30/09
GAAP Net Mobile Revenue	$49	$51
Monthly Active Users (MAU) in Social Games	49	n/a
Core Registered Users	80	41

Cost Reduction Plan

EA has announced a plan to restructure key licensing and developer agreements to improve the long-term profitability of its packaged goods portfolio, and expects to incur one-time GAAP restructuring charges of up to approximately $180 million in the second half of fiscal year 2011. Benefits of the restructuring are expected starting in fiscal 2012 and beyond.

Business Outlook as of November 2, 2010

The following forward-looking statements, as well as those made above, reflect expectations as of November 2, 2010. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; expected savings and impact on EA’s operations of the Company’s cost reduction plan; consumer demand for console hardware and the ability of the console manufacturers to produce an adequate supply of consoles to meet that demand; changes in foreign exchange rates; the financial impact of potential future acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Third Quarter Fiscal Year 2011 Expectations – Ending December 31, 2010

¡	GAAP net revenue is expected to be approximately $940 to $1,065 million.
¡	Non-GAAP net revenue is expected to be approximately $1.375 to $1.5 billion.
¡	GAAP diluted loss per share is expected to be approximately ($0.70) to ($0.85).
¡	Non-GAAP diluted earnings per share is expected to be approximately $0.50 to $0.60.
¡

For purposes of calculating third quarter fiscal year 2011 earnings/(loss) per share, the Company estimates a share count of 331 million for loss per share computations and 334 million for earnings per share computations.

¡	Expected non-GAAP net income excludes the following items from expected GAAP net income:
—	Non-GAAP net revenue is expected to be approximately $435 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);
—	Approximately $45 million of estimated stock-based compensation;
—	Approximately $17 million of acquisition-related expenses;
—	Approximately $5 million of restructuring charges; and
—	Non-GAAP tax expenses are expected to be $54 to $68 million higher than GAAP tax expenses.

Fourth Quarter Fiscal Year 2011 Expectations – Ending March 31, 2011

¡	GAAP net revenue is expected to be approximately $960 to $1,085 million.
¡	Non-GAAP net revenue is expected to be approximately $850 to $975 million.
¡	GAAP diluted earnings per share is expected to be approximately $0.30 to $0.45.
¡	Non-GAAP diluted earnings per share is expected to be approximately $0.13 to $0.23.

¡	For purposes of calculating third quarter fiscal year 2011 earnings per share, the Company estimates a share count of 335 million.
¡	Expected non-GAAP net income excludes the following items from expected GAAP net income:
—	Non-GAAP net revenue is expected to be approximately $110 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);
—	Approximately $40 million of estimated stock-based compensation;
—	Approximately $17 million of acquisition-related expenses;
—	Approximately zero to $5 million of restructuring charges; and
—	Non-GAAP tax expenses are expected to be $7 to $20 million higher than GAAP tax expenses.

Fiscal Year 2011 Expectations – Ending March 31, 2011

EA is affirming its full year FY11 non-GAAP guidance for both net revenue and earnings per share.

¡

GAAP net revenue is expected to be approximately $3.35 to $3.60 billion and non-GAAP net revenue is expected to be approximately $3.65 to $3.90 billion, both consistent with the Company’s previously provided guidance.

¡	GAAP operating expense is expected to be approximately $2.2 billion and non-GAAP operating expense is expected to be approximately $2 billion.
¡	GAAP diluted loss per share is expected to be approximately ($0.55) to ($0.85).
¡	Non-GAAP diluted earnings per share are expected to be approximately $0.50 to $0.70.
¡

For purposes of calculating fiscal year 2011 earnings/(loss) per share, the Company estimates a share count of 330 million for loss per share computations and 334 million for earnings per share computations.

¡	Expected non-GAAP net income excludes the following items from expected GAAP net loss:
—	Non-GAAP net revenue is expected to be approximately $300 million higher than GAAP revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);
—	Approximately $175 million of estimated stock-based compensation;
—	Approximately $45 million of acquisition-related expenses;
—	Approximately $10 to $15 million of restructuring charges;
—	Approximately $23 million from net gains on sale of strategic investments; and
—	Non-GAAP tax expenses are expected to be $65 to $91 million higher than GAAP tax expenses.

Note: GAAP expectations for all periods set forth above do not reflect the financial impact of the cost reduction plan announced today.

Fiscal Year 2011 Key Titles by Label and Platform

Q1
	Games	Skate™ 3	Console
		Green Day Rock Band™ (1)	Console
		APB All Points Bulletin (1)			PC
	Sports	2010 FIFA World Cup South Africa™	Console	Handheld/Mobile
		Tiger Woods PGA TOUR® Online			PC
		Tiger Woods PGA TOUR® 11	Console
Q2
	Games	Need for Speed™ World			PC
	Sports	NCAA® Football 11	Console
		Madden NFL 11	Console	Handheld/Mobile
		FIFA 11	Console	Handheld/Mobile	PC
		NHL® 11	Console
		FIFA Online 3			PC
	Play	MySims Skyheroes™	Console	Handheld/Mobile
Q3
	Games	Medal of Honor™	Console	Handheld/Mobile	PC
		Need For Speed™ Hot Pursuit	Console	Handheld/Mobile	PC
		Rock Band® 3 (1)	Console	Handheld/Mobile
	Sports	EA SPORTS™ MMA	Console	Handheld/Mobile
		FIFA Manager 11			PC
		NBA Jam	Console
		EA SPORTS Active NFL Training Camp	Console
		EA SPORTS Active 2	Console	Handheld/Mobile
	Play	HASBRO FAMILY GAME NIGHT 3	Console
		LITTLEST PET SHOP 3: Biggest Stars series		Handheld/Mobile
		MONOPOLY Streets	Console	Handheld/Mobile
		Harry Potter and the Deathly Hallows™ Part 1	Console	Handheld/Mobile	PC
		Create™	Console		PC
		The Sims™ 3	Console	Handheld/Mobile
Q4
	Games	Dead Space™ 2	Console	Handheld/Mobile	PC
		Dragon Age™ 2	Console		PC
		Bulletstorm™ (2)	Console		PC
		Crysis® 2 (2)	Console		PC
		Need For Speed™ Shift 2	Console		PC
	Sports	Fight Night Champion	Console
	Play	The Sims™ Medieval			PC
		Darkspore™			PC

Note: (1) Distribution Title, (2) Co-Published Title

The Key Titles Schedule for fiscal year 2011 is current as of November 2, 2010 and is subject to change. Electronic Arts assumes no obligation to update this schedule.

Conference Call and Supporting Documents

Electronic Arts will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its results for the second quarter ended September 30, 2010 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: (877) 418-3422, access code 16794663, or via webcast at http://investor.ea.com.

EA will also post a slide presentation that accompanies the call at http://investor.ea.com.

A dial-in replay of the conference call will be provided until November 9, 2010 at (706) 645-9291, access code 16794663. A webcast archive of the conference call will be available for one year at http://investor.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

¡	Acquisition-related expenses
¡	Change in deferred net revenue (packaged goods and digital content)
¡	Gain (loss) on strategic investments
¡	Loss on lease obligation and facilities acquisition
¡	Loss on licensed intellectual property commitment
¡	Restructuring charges
¡	Stock-based compensation
¡	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook.

Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicated there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results. Electronic Arts believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated life of the game. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Gain (Loss) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Loss on Lease Obligation and Facilities Acquisition. During the second quarter of fiscal 2010, Electronic Arts completed the acquisition of its headquarters facilities in Redwood City, California pursuant to the terms of the loan financing agreements underlying the build-to-suit leases for the facilities. These leases expired in July 2009, and had previously been accounted for as operating leases. The total amount paid under the terms of the leases was $247 million, of which $233 million related to the purchase price of the facilities and $14 million was for the loss on our lease obligation. In addition, Electronic Arts recorded a tax benefit of approximately $31 million, consisting of approximately $6 million related to the loss on our lease obligation, and a $25 million reduction in our valuation allowance due to the acquisition. As a result of this lease obligation and facility acquisition, on an after-tax basis, Electronic Arts incurred a positive net income effect of $17 million. Electronic Arts’ management excluded the effect of this transaction when evaluating the Company’s operating performance and when assessing the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related estimated loss of $38 million. This significant non-recurring loss is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Video game platforms have historically had a life cycle of four to six years, which causes the video game software market to be cyclical. The Company’s management analyzes its business and operating performance in the context of these business cycles, comparing Electronic Arts’ performance at similar stages of different cycles. For comparability purposes, Electronic Arts believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its core business.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s fiscal year 2011 guidance information under the heading “Business Outlook”, and the fiscal year 2011 key title slate, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the general health of the U.S. and global economy and the related impact on discretionary consumer spending; fluctuations in foreign exchange rates; consumer spending trends; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the consumer demand for, and the availability of an adequate supply of console hardware units (including the Xbox 360® video game and entertainment system, the PlayStation®3 computer entertainment system and the Wii™); the Company’s ability to predict consumer preferences among competing hardware platforms; the financial impact of recent acquisitions and potential future acquisitions by EA; the Company’s ability to realize the anticipated benefits of acquisitions; the seasonal and cyclical nature of the interactive game segment; the Company’s ability to attract and retain key personnel; changes in the Company’s effective tax rates; the performance of strategic investments; the impact of certain accounting requirements, such as the Company’s ability to estimate and recognize goodwill impairment charges and determine deferred tax valuation allowances; adoption of new accounting regulations and standards; potential regulation of the Company’s products in key territories; developments in the law regarding protection of the Company’s products; the Company’s ability to secure licenses to valuable entertainment properties on favorable terms; the stability of the Company’s key customers, and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010.

These forward-looking statements are current as of November 2, 2010. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2010.

About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, is a leading global interactive entertainment software company. Founded in 1982, the Company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, wireless devices and the Internet. Electronic Arts markets its products under four brand names: EA SPORTSTM, EATM, EA MobileTM and POGOTM. In fiscal 2010, EA posted GAAP net revenue of $3.7 billion and had 27 titles that sold more than one million units. EA’s homepage and online game site is www.ea.com. More information about EA’s products and full text of press releases can be found on the Internet at http://info.ea.com.

For additional information, please contact:

Peter Ausnit	Jeff Brown
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-7327	650-628-7922
pausnit@ea.com	jbrown@ea.com

EA, EA SPORTS, EA Mobile, POGO, Dead Space, EA SPORTS Active, Medal of Honor, MySims, MySims SkyHeroes, Need for Speed, Skate, Create, Darkspore and The Sims are trademarks of Electronic Arts Inc. Dragon Age is a trademark of EA International (Studio and Publishing) Ltd. Battlefield: Bad Company is a trademark of EA Digital Illusions CE AB. FAMILY GAME NIGHT, LITTLEST PET SHOP, SCRABBLE and MONOPOLY are trademarks of Hasbro and used with permission. Crysis is a registered trademark of Crytek. Harry Potter is a trademark of Warner Bros. Entertainment Inc. APB All Points Bulletin is a trademark of Realtime Worlds Inc. and its affiliated companies. Bulletstorm is a trademark or registered trademark of People Can Fly in the United States of America and elsewhere. Star Wars and related properties are trademarks in the United States and/or in other countries of Lucasfilm Ltd. and/or its affiliates. © 2009 Lucasfilm Entertainment Company Ltd. or Lucasfilm Ltd. All rights reserved. Harmonix, Rock Band, Rock Band 2, Rock Band 3, Rock Band Network and all related titles and logos are trademarks of Harmonix Music Systems, Inc., an MTV Networks company. Bulletstorm is a trademark or registered trademark of People Can Fly in the United States of America and elsewhere. John Madden, NFL, NBA, NCAA, 2010 FIFA World Cup South Africa, FIFA, Tiger Woods, PGA TOUR and NHL are trademarks or other intellectual property of their respective owners and used with permission. Xbox and Xbox 360 are trademarks of the Microsoft group of companies. “PlayStation” and PSP are registered trademarks of Sony Computer Entertainment Inc. Wii and Nintendo DS are trademarks of Nintendo. Apple and iPad are trademarks of Apple Inc. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Net revenue	$631	$788	$1,446	$1,432
Cost of goods sold	363	593	585	914

Gross profit	268	195	861	518

Operating expenses:
Marketing and sales	173	187	300	351
General and administrative	77	91	151	157
Research and development	277	316	552	628
Acquisition-related contingent consideration	(28)	-	(26)	-
Amortization of intangibles	15	12	30	24
Restructuring charges	6	6	8	20

Total operating expenses	520	612	1,015	1,180

Operating loss	(252)	(417)	(154)	(662)

Gain (loss) on strategic investments	28	(8)	23	(24)
Interest and other income, net	6	7	6	10

Loss before benefit from income taxes	(218)	(418)	(125)	(676)

Benefit from income taxes	(17)	(27)	(20)	(51)

Net loss	$(201)	$(391)	$(105)	$(625)

Loss per share
Basic and diluted	$(0.61)	$(1.21)	$(0.32)	$(1.93)

Number of shares used in computation
Basic and diluted	329	324	328	324

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share.

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Net loss	$(201)	$(391)	$(105)	$(625)

Acquisition-related expenses	(10)	15	10	30
Change in deferred net revenue (packaged goods and digital content)	253	359	(23)	531
Loss on lease obligation (G&A)	-	14	-	14
Loss on licensed intellectual property commitment (COGS)	(1)	(2)	(1)	(2)
Loss (gain) on strategic investments	(28)	8	(23)	24
Restructuring charges	6	6	8	20
Stock-based compensation	43	44	90	77
Income tax adjustments	(30)	(34)	(2)	(56)

Non-GAAP net income (loss)	$32	$19	$(46)	$13

Non-GAAP diluted earnings (loss) per share	$0.10	$0.06	$(0.14)	$0.04

Number of shares used in computation
Basic	329	324	328	324
Diluted	333	325	328	325

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2010	March 31, 2010 (a)
ASSETS

Current assets:
Cash and cash equivalents	$1,056	$1,273
Short-term investments	495	432
Marketable equity securities	106	291
Receivables, net of allowances of $153 and $217, respectively	444	206
Inventories	155	100
Deferred income taxes, net	22	44
Other current assets	207	239

Total current assets	2,485	2,585

Property and equipment, net	510	537
Goodwill	1,094	1,093
Acquisition-related intangibles, net	168	204
Deferred income taxes, net	48	52
Other assets	189	175

TOTAL ASSETS	$4,494	$4,646

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$205	$91
Accrued and other current liabilities	620	717
Deferred net revenue (packaged goods and digital content)	743	766

Total current liabilities	1,568	1,574

Income tax obligations	179	242
Deferred income taxes, net	2	2
Other liabilities	107	99

Total liabilities	1,856	1,917

Common stock	3	3
Paid-in capital	2,473	2,375
Retained earnings	18	123
Accumulated other comprehensive income	144	228

Total stockholders’ equity	2,638	2,729

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,494	$4,646

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
OPERATING ACTIVITIES

Net loss	$(201)	$(391)	$(105)	$(625)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Acquisition-related contingent consideration	(28)	-	(26)	-
Depreciation, amortization and accretion, net	46	46	94	94
Net (gains) losses on investments and sale of property and equipment	(29)	8	(24)	23
Non-cash restructuring charges	(1)	-	(1)	7
Stock-based compensation	43	44	90	77
Change in assets and liabilities:
Receivables, net	(334)	(266)	(237)	(518)
Inventories	(71)	(34)	(55)	(30)
Other assets	51	1	14	(34)
Accounts payable	146	115	106	123
Accrued and other liabilities	(33)	155	(142)	73
Deferred income taxes, net	24	(31)	27	(43)
Deferred net revenue (packaged goods and digital content)	253	359	(23)	531

Net cash provided by (used in) operating activities	(134)	6	(282)	(322)

INVESTING ACTIVITIES

Purchase of headquarters facilities	-	(233)	-	(233)
Capital expenditures	(12)	(26)	(23)	(34)
Proceeds from sale of marketable equity securities	124	4	132	4
Proceeds from maturities and sales of short-term investments	99	187	197	355
Purchase of short-term investments	(114)	(136)	(262)	(405)
Acquisition of subsidiaries, net of cash acquired	-	-	-	(3)

Net cash provided by (used in) investing activities	97	(204)	44	(316)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	16	22	17	25

Net cash provided by financing activities	16	22	17	25

Effect of foreign exchange on cash and cash equivalents	20	13	4	34

Decrease in cash and cash equivalents	(1)	(163)	(217)	(579)
Beginning cash and cash equivalents	1,057	1,205	1,273	1,621

Ending cash and cash equivalents	1,056	1,042	1,056	1,042

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY10	Q3 FY10	Q4 FY10	Q1 FY11	Q2 FY11	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$788	$1,243	$979	$815	$631	(20%)
Change in deferred net revenue (packaged goods and digital content)	359	103	(129)	(276)	253

Non-GAAP net revenue	$1,147	$1,346	$850	$539	$884	(23%)

Gross Profit
GAAP gross profit	$195	$589	$681	$593	$268	37%
Change in deferred net revenue (packaged goods and digital content)	359	103	(129)	(276)	253
Acquisition-related expenses	3	2	2	3	3
Loss on licensed intellectual property commitment (COGS)	(2)	-	(1)	-	(1)
Stock-based compensation	-	-	1	1	-

Non-GAAP gross profit	$555	$694	$554	$321	$523	(6%)

GAAP gross profit % (as a % of GAAP net revenue)	25%	47%	70%	73%	42%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	48%	52%	65%	60%	59%

Operating Income (Loss)
GAAP operating income (loss)	$(417)	$(107)	$83	$98	$(252)	(40%)
Acquisition-related expenses	15	16	19	20	(10)
Change in deferred net revenue (packaged goods and digital content)	359	103	(129)	(276)	253
Loss on lease obligation (G&A)	14	-	-	-	-
Loss on licensed intellectual property commitment (COGS)	(2)	-	(1)	-	(1)
Restructuring charges	6	100	20	2	6
Stock-based compensation	44	42	42	47	43

Non-GAAP operating income (loss)	$19	$154	$34	$(109)	$39	105%

GAAP operating income (loss) % (as a % of GAAP net revenue)	(53%)	(9%)	8%	12%	(40%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	2%	11%	4%	(20%)	4%

Net Income (Loss)
GAAP net income (loss)	$(391)	$(82)	$30	$96	$(201)	(49%)
Acquisition-related expenses	15	16	19	20	(10)
Change in deferred net revenue (packaged goods and digital content)	359	103	(129)	(276)	253
Loss on lease obligation (G&A)	14	-	-	-	-
Loss on licensed intellectual property commitment (COGS)	(2)	-	(1)	-	(1)
Loss (gain) on strategic investments	8	1	1	5	(28)
Restructuring charges	6	100	20	2	6
Stock-based compensation	44	42	42	47	43
Income tax adjustments	(34)	(71)	41	28	(30)

Non-GAAP net income (loss)	$19	$109	$23	$(78)	$32	68%

GAAP net income (loss) % (as a % of GAAP net revenue)	(50%)	(7%)	3%	12%	(32%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	2%	8%	3%	(14%)	4%

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(1.21)	$(0.25)	$0.09	$0.29	$(0.61)	(50%)
Non-GAAP diluted earnings (loss) per share	$0.06	$0.33	$0.07	$(0.24)	$0.10	67%

Number of shares used in computation
Basic	324	325	327	328	329
Diluted	325	327	330	332	333

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY10	Q3 FY10	Q4 FY10	Q1 FY11	Q2 FY11	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP

Geography Net Revenue
North America	479	693	510	451	327	(32%)
Europe	268	489	418	317	262	(2%)
Asia	41	61	51	47	42	2%

Total GAAP Net Revenue	788	1,243	979	815	631	(20%)

North America	159	87	(55)	(184)	142
Europe	191	8	(78)	(81)	122
Asia	9	8	4	(11)	(11)

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	359	103	(129)	(276)	253

North America	638	780	455	267	469	(27%)
Europe	459	497	340	236	384	(16%)
Asia	50	69	55	36	31	(38%)

Total Non-GAAP Net Revenue	1,147	1,346	850	539	884	(23%)

North America	61%	56%	52%	55%	52%
Europe	34%	39%	43%	39%	41%
Asia	5%	5%	5%	6%	7%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	56%	58%	54%	49%	53%
Europe	40%	37%	40%	44%	43%
Asia	4%	5%	6%	7%	4%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition (a)
Publishing and Other	425	845	794	586	441	4%
Wireless, Internet-derived, and Advertising (Digital)	128	133	144	176	161	26%
Distribution	235	265	41	53	29	(88%)

Total GAAP Net Revenue	788	1,243	979	815	631	(20%)

Publishing and Other	349	84	(141)	(288)	248
Wireless, Internet-derived, and Advertising (Digital)	10	19	12	12	5
Distribution	-	-	-	-	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	359	103	(129)	(276)	253

Publishing and Other	774	929	653	298	689	(11%)
Wireless, Internet-derived, and Advertising (Digital)	138	152	156	188	166	20%
Distribution	235	265	41	53	29	(88%)

Total Non-GAAP Net Revenue	1,147	1,346	850	539	884	(23%)

Publishing and Other	54%	68%	81%	72%	70%
Wireless, Internet-derived, and Advertising (Digital)	16%	11%	15%	21%	26%
Distribution	30%	21%	4%	7%	4%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing and Other	68%	69%	77%	55%	78%
Wireless, Internet-derived, and Advertising (Digital)	12%	11%	18%	35%	19%
Distribution	20%	20%	5%	10%	3%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

(a)

Beginning with the quarter ended June 30, 2010, the Company is no longer presenting licensing and other revenue in a separate caption. This revenue has accordingly been combined with publishing and other or distribution. For comparability purposes, the results for prior periods have been reclassified.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY10	Q3 FY10	Q4 FY10	Q1 FY11	Q2 FY11	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP

Platform Net Revenue
Xbox 360	171	348	276	262	172	1%
PLAYSTATION 3	142	236	272	209	152	7%
Wii	142	196	71	40	25	(82%)
PlayStation 2	40	44	22	11	29	(28%)

Total Consoles	495	824	641	522	378	(24%)
Mobile	51	56	55	52	49	(4%)
PSP	20	30	37	19	17	(15%)
Nintendo DS	22	63	22	11	8	(64%)

Total Wireless	93	149	114	82	74	(20%)
PC	173	212	178	186	157	(9%)
Other	27	58	46	25	22	(19%)

Total GAAP Net Revenue	788	1,243	979	815	631	(20%)

Xbox 360	189	29	6	(121)	96
PLAYSTATION 3	180	49	(83)	(89)	150
Wii	(2)	1	(31)	(5)	24
PlayStation 2	14	-	(11)	(5)	1
Mobile	(1)	1	-	-	-
PSP	19	3	(20)	(1)	4
Nintendo DS	-	12	(6)	(4)	1
PC	(40)	8	16	(51)	(23)

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	359	103	(129)	(276)	253

Xbox 360	360	377	282	141	268	(26%)
PLAYSTATION 3	322	285	189	120	302	(6%)
Wii	140	197	40	35	49	(65%)
PlayStation 2	54	44	11	6	30	(44%)

Total Consoles	876	903	522	302	649	(26%)
Mobile	50	57	55	52	49	(2%)
PSP	39	33	17	18	21	(46%)
Nintendo DS	22	75	16	7	9	(59%)

Total Wireless	111	165	88	77	79	(29%)
PC	133	220	194	135	134	1%
Other	27	58	46	25	22	(19%)

Total Non-GAAP Net Revenue	1,147	1,346	850	539	884	(23%)

Xbox 360	22%	28%	28%	32%	27%
PLAYSTATION 3	18%	19%	28%	26%	24%
Wii	18%	16%	7%	5%	4%
PlayStation 2	5%	3%	2%	1%	5%

Total Consoles	63%	66%	65%	64%	60%
Mobile	6%	5%	6%	7%	8%
PSP	3%	2%	4%	2%	3%
Nintendo DS	3%	5%	2%	1%	1%

Total Wireless	12%	12%	12%	10%	12%
PC	22%	17%	18%	23%	25%
Other	3%	5%	5%	3%	3%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	31%	28%	33%	26%	30%
PLAYSTATION 3	28%	21%	22%	22%	34%
Wii	12%	15%	5%	7%	6%
PlayStation 2	5%	3%	1%	1%	3%

Total Consoles	76%	67%	61%	56%	73%
Mobile	5%	4%	6%	10%	6%
PSP	3%	2%	2%	3%	2%
Nintendo DS	2%	6%	2%	1%	1%

Total Wireless	10%	12%	10%	14%	9%
PC	12%	17%	24%	25%	15%
Other	2%	4%	5%	5%	3%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY10	Q3 FY10	Q4 FY10	Q1 FY11	Q2 FY11	YOY % Change
CASH FLOW DATA

Operating cash flow	6	221	253	(148)	(134)	(2333%)
Operating cash flow—TTM	105	114	152	332	192	83%
Capital expenditures	26	16	22	11	12	(54%)
Capital expenditures—TTM	86	75	72	75	61	(29%)
Purchase of headquarters facilities	233	-	-	-	-	(100%)

BALANCE SHEET DATA

Cash and cash equivalents	1,042	1,114	1,273	1,057	1,056	1%
Short-term investments	583	352	432	480	495	(15%)
Marketable equity securities	387	318	291	193	106	(73%)
Receivables, net	646	495	206	103	444	(31%)
Inventories	250	144	100	82	155	(38%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	792	895	766	490	743
Less: Beginning of the quarter	433	792	895	766	490

Change in deferred net revenue (packaged goods and digital content)	359	103	(129)	(276)	253

STOCK-BASED COMPENSATION

Cost of goods sold	-	-	1	1	-
Marketing and sales	5	4	4	4	6
General and administrative	10	9	9	12	10
Research and development	29	29	28	30	27

Total Stock-Based Compensation (excluding restructuring charges)	44	42	42	47	43
Restructuring charges	-	26	-	-	-

Total Stock-Based Compensation (including restructuring charges)	44	68	42	47	43

EMPLOYEES	8,829	8,537	7,842	7,758	7,820	(11%)